SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2007

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 245008, Milwaukee, Wisconsin 53224-9508

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On October 16, 2007, A. O. Smith Corporation (“the Company”) issued a news release announcing the Company’s third quarter earnings. A copy of the Company’s news release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein. The news release furnished herewith uses a non-GAAP financial measure in forecasting 2007 earnings per share (“EPS”). Our forecasted EPS financial measure excludes certain after-tax items included in the repositioning actions announced along with the third quarter earnings, which are identified as such in the news release and this Current Report. The Company believes that this presentation of a non-GAAP measure aids investors regarding the Company’s forecasted financial results.

Item 2.05.	Costs Associated with Exit or Disposal Activities

On October 16, 2007, the Company announced various repositioning actions, including the closing of its Scottsville, Kentucky; Mebane, North Carolina and Budapest, Hungary electric motor production facilities. As a result, the Company expects to take an after-tax charge to earnings of approximately $17 million. Approximately $8 million of the total charges are expected to be incurred in the fourth quarter of 2007. The remaining charges will be recognized in 2008. The pre-tax costs expected to be incurred by the Company associated with the repositioning actions are as follows:

Category	(000s)
Termination Benefits	$6,000
Equipment and Building Impairment & Accelerated Depreciation	$21,000
Inventory & Equipment Moves	$4,800
Miscellaneous	$4,200
TOTAL	$36,000

Approximately $12.1 million of the total costs are expected to be future cash expenditures payable by the Company, and the tax savings associated with the repositioning actions are estimated to be approximately $18.7 million, to be recognized primarily in the 2008 tax year.

Additional information on the repositioning plan is set forth in our news release dated October 16, 2007, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On October 15, 2007, the Company announced that Mr. Ronald E. Massa, Executive Vice President-Corporate Technology and Global Supply Chain, will retire from the Company on February 28, 2008.

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Item 9.01.	Financial Statements and Exhibits

The following exhibit is being filed herewith:

(99.1)	News Release of A. O. Smith Corporation, dated October 16, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: October 16, 2007	By:	/s/ Terry M. Murphy
Terry M. Murphy Executive Vice President and Chief Financial Officer

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A. O. SMITH CORPORATION

Exhibit Index to Current Report on Form 8-K Dated October 16, 2007

Exhibit Number	Description
99.1	News Release of A. O. Smith Corporation, dated October 16, 2007

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